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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of SatCon Technology Corporation on Form S-8 (File Nos. 33-75934, 33-4280, and 333-08047) and Form S-3 (File No. 333-05939) of our report dated December 1, 1996, on our audits of the consolidated financial statements and financial statement schedule of SatCon Technology Corporation as of September 30, 1996 and 1995 and for the three years in the period ended September 30, 1996, which report is included in the Annual Report on Form 10-K.



                                                      Coopers & Lybrand, L.L.P.

Boston, Massachusetts
December 24, 1996